EXHIBIT 4.1

ATB HOLDINGS INC.

A CORPORATION

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

CERTIFICATE NUMBER	SHARES

Common Stock

$1.00 par value per share

This certifies that                                                                                                                                             is the owner of                                                                           shares of the common stock of ATB Holdings Inc. transferable only on the books of the Corporation by the holder hereof in person or by the duly authorized Attorney, on surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate seal to be hereto affixed this          day of                     , 20     .

Seal

THE HOLDER OF THIS CERTIFICATE SHOULD NOTE:

If the Corporation is authorized to issue different classes of shares or different series within a class, the Corporation will furnish to any shareholder upon request and without charge, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to fix and determine variations for future series).

CERTIFICATE FOR                              SHARES

OF THE COMMON STOCK OF ATB HOLDINGS INC.

ISSUED TO

DATED

For Value Received, the undersigned hereby sells, assigns and transfers unto                                                                         ______________________________________________________________________________________________________

                                                                              shares of the common stock represented by the within certificate, and do hereby constitute and appoint the secretary of ATB Holdings Inc. to transfer the said stock on the books of ATB Holdings Inc. with full power of substitution in the premises.

Dated

SIGN HERE	ð

In the presence of

Record of Issuance and Receipt of Stock Certificate

Certificate No.

For                                  Shares

Issued to

Dated

Transferred from

Dated

No. Original Certificate	No. Original Shares	No. of Shares Transferred

        Received this Certificate